T. ROWE PRICE RETIREMENT FUNDS, INC.

ARTICLES SUPPLEMENTARY

INCREASING AND CLASSIFYING AUTHORIZED STOCK

AS AUTHORIZED BY SECTION 2-105(c) OF

THE MARYLAND GENERAL CORPORATION LAW

T. Rowe Price Retirement Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940, as amended.

SECOND: The Board of Directors of the Corporation has:

(a)  Duly increased the total number of shares of capital stock that the Corporation has authority to issue from 5,000,000,000 shares of Common Stock of the par value $.0001 per share, to 15,000,000,000 shares of Common Stock, par value $.0001 per share.

(b)  Duly divided and classified all of the authorized 15,000,000,000 shares of the Common Stock of the Corporation, par value $.0001 per share, into the following series and classes: T. Rowe Price Retirement 2005 Fund, T. Rowe Price Retirement 2010 Fund, T. Rowe Price Retirement 2015 Fund, T. Rowe Price Retirement 2020 Fund, T. Rowe Price Retirement 2025 Fund, T. Rowe Price Retirement 2030 Fund, T. Rowe Price Retirement 2035 Fund, T. Rowe Price Retirement 2040 Fund, T. Rowe Price Retirement 2045 Fund, T. Rowe Price Retirement 2050 Fund, T. Rowe Price Retirement 2055 Fund, T. Rowe Price Retirement Income Fund, T. Rowe Price Retirement 2005 Fund-Advisor Class, T. Rowe Price Retirement 2005 Fund-R Class, T. Rowe Price Retirement 2010 Fund-Advisor Class, T. Rowe Price Retirement 2010 Fund-R Class, T. Rowe Price Retirement 2015 Fund-Advisor Class, T. Rowe Price Retirement 2015 Fund-R Class, T. Rowe Price Retirement 2020 Fund-Advisor Class, T. Rowe Price Retirement 2020 Fund-R Class, T. Rowe Price Retirement 2025 Fund-Advisor Class, T. Rowe Price Retirement 2025 Fund-R Class, T. Rowe Price Retirement 2030 Fund-Advisor Class, T. Rowe Price Retirement 2030 Fund-R Class, T. Rowe Price Retirement 2035 Fund-Advisor Class, T. Rowe Price Retirement 2035 Fund-R Class, T. Rowe Price Retirement 2040 Fund-Advisor Class, T. Rowe Price Retirement 2040 Fund-R Class, T. Rowe Price Retirement 2045 Fund-Advisor Class, T. Rowe Price Retirement 2045 Fund-R Class, T. Rowe Price Retirement 2050 Fund-Advisor Class, T. Rowe Price Retirement 2050 Fund-R Class, T. Rowe Price Retirement 2055 Fund-Advisor Class, T. Rowe Price Retirement 2055 Fund-R Class, T. Rowe Price Retirement Income Fund-Advisor Class, and the T. Rowe Price Retirement Income Fund-R Class. Each such series/classes shall consist, until further changed, of the lesser of (x) 15,000,000,000 shares or (y) the number of shares that could be issued by issuing all of the shares of any series/classes currently or hereafter classified less the total number of shares then issued and outstanding in all of such series/classes.

THIRD:As of immediately before the increase and reclassification, the total number of shares of capital stock which the Corporation has authority to issue is 5,000,000,000 shares of Common Stock, par value $.0001 per share, having an aggregate par value of $500,000.

FOURTH:As increased and reclassified, the total number of shares of capital stock which the Corporation has authority to issue is 15,000,000,000 shares of Common Stock, par value of $.0001 per share, having an aggregate par value of $1,500,000.

FIFTH:Each newly authorized share of the Common Stock, par value $.0001 per share, shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption applicable generally to shares of the Common Stock, par value $.0001 per share, as set forth in the Charter, as amended and supplemented to date.

SIXTH:The total number of shares of capital stock that the Corporation has authority to issue has been increased pursuant to authority expressly vested in the Board of Directors by Section 2-105(c) of the Maryland General Corporation Law and in accordance with Article Fifth of the Charter of the Corporation.

SEVENTH:These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Secretary on this 21st day of July, 2010.

WITNESS:T. ROWE PRICE RETIREMENT FUNDS, INC.

/s/Patricia B. Lippert, Secretary/s/David Oestreicher, Vice President

Patricia B. Lippert, SecretaryDavid Oestreicher, Vice President

THE UNDERSIGNED, Vice President of T. Rowe Price Retirement Funds, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles Supplementary to be the corporate act of the Corporation and hereby certifies to the best of his or her knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

/s/David Oestreicher, Vice President

David Oestreicher, Vice President

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